SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: July 30, 2008

ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:           (253) 205-3000

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Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry Into a Material Definitive Agreement.

On July 30, 2008, Zones, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Zones Acquisitions Corp., a Washington corporation (“Acquisition Co.”). Under the terms of the Merger Agreement, Acquisition Co. will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Acquisition Co. is owned by the Company’s Chairman and Chief Executive Officer, Firoz Lalji.

At the effective time of the Merger, each issued and outstanding share of common stock of the Company (the “Common Stock”), other than any shares owned by Mr. Lalji and certain related parties who will remain shareholders of the Company (collectively, the “Continuing Investors”), Acquisition Co., the Company, and any shareholders who are entitled to and who properly exercise dissenters’ rights under Washington law, will be converted into the right to receive $8.65 in cash, without interest.

The Board of Directors of the Company approved the Agreement on the unanimous recommendation of a Special Committee composed solely of independent directors (the “Special Committee”).

The Company has made customary representations, warranties and covenants in the Agreement, which expire at the effective time of the Merger. The Agreement permits the Company to solicit proposals from third parties until September 3, 2008, subject to an extension to September 17, 2008 in the discretion of the independent members of the Board of Directors.  In addition, the Company may, at any time, subject to the terms of the merger agreement, respond to unsolicited proposals.  There can be no assurance that this process will result in an alternative transaction.  The Company does not intend to disclose developments with respect to the solicitation process unless and until its board of directors has made a decision.

Acquisition Co. has obtained conditional equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which will be sufficient for Acquisition Co. to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s shareholders, including approval of shareholders other than the Continuing Investors, and other customary closing conditions. The parties expect to close the transaction in the fourth quarter of 2008.

The Agreement may be terminated under certain circumstances, including if the Company’s Board of Directors (or the Special Committee) has determined in good faith that it has received a superior proposal and otherwise complies with certain terms of the Agreement. Upon the termination of the Agreement, under specified circumstances, the Company will be required to pay Acquisition Co. a termination fee of $750,000. Additionally, under specified circumstances, Acquisition Co. will be required to pay the Company a termination fee of $750,000. Mr. Lalji has agreed to guarantee of any such amounts payable by Acquisition Co. to the Company.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Special Committee engaged Cascadia Capital, LLC and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan”) to serve as financial advisors to the Special Committee. On July 30, 2008, Houlihan delivered an opinion to the Special Committee and the Board of Directors that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the shareholders of the Company (other than the Continuing Investors).

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Acquisition Co. or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov.

The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Zones, Inc., 1102 15th Street SW, Suite 102, Auburn, Washington 98001, Attention: Investor Relations; Telephone (253) 205-3000.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation of proxies is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be set forth in the proxy statement relating to the merger when it becomes available.

Item 8.01.	Other Events.

On July 31, 2008, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 30, 2008, among the Company and Zones Acquisition Corp.*

99.1	Press Release, dated July 31, 2008, announcing the transaction

*	Schedules and Exhibits omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: July 31, 2008	/s/ RONALD P. MCFADDEN

	By:	Ronald P. McFadden
	Its:	Secretary and Chief Financial Officer